EXHIBIT 99.2

February 17, 2011	TSX Venture Exchange Symbol: MDW
NYSE Amex Symbol: MDW
Website: www.midwaygold.com

Midway Gold Signs Cooperative Agreement with Town of Tonopah

Denver, Colorado – Midway Gold Corp. (the “Company”)has signed a Memorandum of Understanding with the Town of Tonopah, Nevada (“Tonopah”) for continued cooperation with regards to development of the Company’s Midway Project located in Nye County, Nevada and nearby to Tonopah’s municipal water well fields.

“We are encouraged to sign an agreement that sets forth a cooperative framework for developing Midway’s mining project and for supporting Tonopah’s efforts to provide clean and safe drinking water alongside economic development and benefits for the community,” said Ken Brunk, President and COO of Midway.“After we complete further exploratory drilling and engineering studies, we anticipate bringing the Midway project to commercial production.  Throughout the mine life, the project will bring significant economic benefits to Tonopah and Nye County in the form of job training, direct and indirect employment, taxes and fees, construction spending, and sustaining capital investments.”

The agreement provides for mutual information sharing between Midway and Tonopah’s engineers for baseline studies and designs, development of water rights for the benefit of Tonopah, and cooperation to reduce redundant facilities.  It is anticipated that definitive work plans between Midway and Tonopah will be constructed in the spirit of this agreement.

This release has been reviewed and approved by Richard D. Moritz, (B.Sc., MBA), Vice President of Project Development, and a "Qualified Person" as that term is defined in National Instrument 43-101.

ON BEHALF OF THE BOARD
"Ken Brunk"
Ken Brunk, Director, President and COO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to design, build, and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders. Midway controls over 65 square miles of mineral rights in the western United States; four advanced projects include: Spring Valley, Pan, Golden Eagle, and Midway. Two early stage exploration targets are Gold Rock and BurntCanyon. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Manager of Corporate Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.